UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 30, 2026
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CRESTLINE LENDING SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)
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Delaware	000-56777	99-3640580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Main Street, Suite 2100
Fort Worth, Texas 76102
(Address of principal executive offices and zip code)
(817) 339-7600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 30, 2026, Crestline Lending Solutions, LLC (the “Company”) entered into a third amended and restated limited liability company agreement (the “Third Amended and Restated LLC Agreement”), which amends and restates the prior agreement that set forth the terms pursuant to which the Company is operated (the “Second Amended and Restated LLC Agreement”).
The Third Amended and Restated LLC Agreement amends the Second Amended and Restated LLC Agreement to, among other things: (i) define removal “for cause” in the context of the removal of members of the board of directors of the Company; (ii) update the threshold for the removal of directors of the Company from two-thirds of outstanding voting units of limited liability company interests (“Shares”) to fifty percent of outstanding voting Shares; and (iii) revise the forfeiture threshold, such that if an investor defaults, the defaulting investor forfeits fifty percent of their outstanding Shares, rather than one hundred percent of their outstanding Shares.
The foregoing description is only a summary of the material provisions of the Third Amended and Restated LLC Agreement, does not purport to be complete, and is qualified in its entirety by reference to the provisions in such agreement, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description
3.1	Third Amended and Restated Limited Liability Company Agreement, dated as of October 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2026	CRESTLINE LENDING SOLUTIONS, LLC

	By:	/s/ Chris Semple
Name: Chris Semple Title: Chief Executive Officer